Exhibit 10.1

Client #:  ___________
ACCOUNT PURCHASE AGREEMENT

January 13, 2014

1.	Parties: The parties to this Agreement are as follows:

a. Crown Financial, LLC (“Buyer”); and
b. STW RESOURCES HOLDING CORP. (“Seller”)

The parties agree as follows:

2.	Definitions: the following terms are defined for purposes of this Agreement:

a. “Accounts” shall mean all amounts due to Seller pursuant to Approved Invoices.
b. “Advance Rate Percentage” shall mean 80%, unless otherwise changed on the Funding Report as provide in Section 3.
c. “Approved Invoices” shall mean invoices approved by Buyer for purchase in a Funding Report prepared by Buyer pursuant to this Agreement.
d. “Funding Report” shall mean the Funding Report prepared by Buyer in accord with Section 3 of this Agreement.
e. “Customer” shall mean Seller’s customer with respect to the applicable invoice.
f. “Invoice Amount” shall mean the net amount due to Seller as reflected in the applicable invoice.
g. “Purchase Date” shall mean the date on which Buyer advances funds with respect to the applicable Approved Invoice.
h. “Purchase Price” shall have the meaning set forth in Section 5.
i. “Rebate Amount” shall have the meaning set forth in Section 6.
j.  “Repurchase Obligation” shall have the meaning set forth in Section 7.
k. "Security Agreement shall have the meaning set forth in Section 8.
l. “Uncollected Invoice” shall have the meaning set forth in Section 7.
m. “STW Companies” shall mean Seller, STW Pipeline Maintenance & Construction, LLC, a Texas limited liability company, and STW Oilfield Construction, LLC, a Texas limited liability company.

3.	Account Approval Process:

a. Seller shall submit invoices to Buyer for Buyer’s review and approval by Buyer in its sole discretion.  Seller shall submit original invoices to Buyer for approval along with proof satisfactory to Buyer that the goods or services charged for in the invoice have been received by Seller’s Customer without complaint.   By making each submission, Seller reconfirms the representations and warranties set forth in Section 10 with respect to the submitted invoice.
b. Before approving any invoice or any time thereafter, Buyer shall have the right to conduct such investigations of the Seller’s Customer and the transaction giving rise to the invoice as Buyer deems appropriate.  Buyer shall have the right periodically to verify that the Seller’s Customer is satisfied with the goods or services furnished by Seller in connection therewith and to conduct credit searches on the Seller’s Customer.  Any investigations or other information obtained by Buyer with respect to the Seller’s Customer is for the sole benefit of Buyer.
c. Before or after approving any invoice for purchase, Buyer shall have the right to require acknowledgement from Seller’s Customer of the sale of the invoice and direct that all payments made on the invoice be made directly to Buyer.

d. Buyer is not obligated to approve any invoices for purchase, but invoices that Buyer approves for purchase shall be governed by this Agreement.  To the extent that Buyer approves invoices, Buyer shall prepare a Funding Report indentifying with respect to each invoice approved for purchase, the Seller’s Customer, the Seller’s Invoice Number, the Advance Rate Percentage and the Purchase Amount.  Buyer may indicate in the Funding Report that its approval of any invoice is subject to Seller’s consent to accepting a different Advance Rate Percentage or Rebate Amount other than that specified in Sections 5 and 6 of this Agreement.   Seller may indicate its consent to changes in the Advance Rate Percentage or Rebate Amount in writing, orally, electronically or by accepting the funding by Buyer.

4.	Account Purchase: Seller sells and transfers the Accounts to Buyer.

5.	Purchase Price: With respect to each Approved Invoice, Buyer shall pay to Seller a “Purchase Price” equal to the Advance Rate Percentage Applied to the Invoice Amount.

6.
Account Collection and Rebate:  Buyer shall have the exclusive right to collect the Accounts from Seller’s Customer.  With respect to each Approved Invoice, Buyer shall pay a Rebate Amount determined by the schedule set forth below.

a. 18.00% of the Invoice Amount if Crown collects the full Invoice Amount within 30 days of the Purchase Date.
b. 17.00 % of the Invoice Amount if Crown collects the full Invoice Amount between 31 and 45 days of the Purchase Date.
c. 16.00 % of the Invoice Amount if Crown collects the full Invoice Amount between 46 and 60 days of the Purchase Date.
d. 15.00 % of the Invoice Amount if Crown collects the full Invoice Amount between 61 and 75 days of the Purchase Date
e. 14.00 % of the Invoice Amount if Crown collects the full Invoice Amount between 76 and 90 days of the Purchase Date
f. 13.00 % of the Invoice Amount if Crown collects the full Invoice Amount between 91 and 105 days after the Purchase Date
g. 12.00 % of the Invoice Amount if Crown collects the full Invoice Amount between 106 and 120 days after the Purchase Date
h. 00.00 % of the Invoice Amount if Crown collects the full Invoice Amount between 91 and 105 days after the Purchase Date.

Initials________

Crown shall pay the Rebate Amount to the Seller within one business day of collecting the full amount of the invoice.

7.	Recourse Nature of Sale and Repurchase Obligation:

a. In the event that Crown does not collect the full Invoice Amount of an Approved Invoice from Seller’s Customer within 90 days from the Purchase Date, Seller shall be obligated to repurchase that invoice (an “Uncollected Invoice”) from Crown.  Crown may in its sole discretion waive its claim against Seller for repurchase of an Uncollected Invoice by approving in writing a substitute invoice submitted by Seller.
b. In the absence of Crown approving in writing a substitute invoice submitted by Seller, Seller shall be obligated to pay Crown for repurchase of an Uncollected Invoice an amount equal to the "Repurchase Obligation", calculated as the Purchase Price paid by Crown for the Uncollected Invoice, plus interest at the maximum lawful interest rate per annum from the Purchase Date less the amounts of any payments received by Crown on the Uncollected Invoice.
c. With respect to an Uncollected Invoice, Crown may concurrently seek to recover both the Repurchase Obligation from the Seller and the Invoice Amount from Seller's Customer, provided that Crown shall rebate to Seller an amount equal to:
i. the total amount actually collected by Crown from Seller less attorneys fees and expenses incurred by Crown in collecting from Seller, plus
ii. the total amount actually collected by Crown from Seller's Customer less attorneys fees and expenses incurred by Crown in collecting from Seller's Customer, minus
iii. the Invoice Amount with respect to the Uncollected Invoice.
d. Crown may determine in its sole discretion to collect concurrently from Seller and Seller's Customer in separate actions.

8.
 Security Agreement for Repurchase Obligation.  Contemporaneous with the execution of this Agreement, STW Companies are entering into a security agreement (“Security Agreement”) with Buyer, whereby STW Companies are granting to Buyer a first Lien and security interest in various collateral.   Any default by any of STW Companies under the Security Agreement shall additionally constitute a default by Seller under this Agreement.

9.
Right to Settle Accounts.   Buyer may, in its good faith discretion, settle or compromise any Uncollected Invoice.  Buyer may exercise this discretion with respect to any reason that an Approved Invoice becomes an Uncollected Invoice including, without limitation, invoicing error, dissatisfaction with the goods and/or services rendered by Seller or the inability or difficulty of the Customer to pay the full amount of the Approved Invoice.

10.
Representations and Warranties of Seller:  As an inducement for Buyer to enter into this Agreement, and with knowledge that the truth and accuracy of such representations and warranties are being relied upon by Buyer (notwithstanding any investigation by Buyer), Seller represents and warrants to Buyer that:

a. Seller is the sole owner and beneficiary of the Accounts and has not previously assigned, transferred or encumbered the Accounts or any interest therein, in whole or in part.
b. Seller has the full power and authority to sell the Accounts to Buyer and has duly authorized its sale to Buyer in accordance with this Agreement.
c. The Seller was duly organized or incorporated pursuant to the laws of the state indicated in the signature block of this agreement with the organization number indicated as well.
d. With respect to each invoice submitted or that Seller later submits to Buyer under this Agreement:
i. The invoice is the result of a bona fide sale and delivery of goods or performance of services rendered by Seller to Seller’s Customer in a commercial enterprise and not merely a purchase order

ii. All goods, services or other consideration to be provided by Seller in connection with the Invoice have in fact been provided by Seller to Seller’s Customer;
iii. Seller’s Customer has made no complaint or claim of deficiency with respect to the goods, services or other consideration provided by Seller in connection with the invoice;
iv. Seller has not collected any portion of the invoice;
v. The full amount of the Invoice is presently due and owing to Seller;
vi. The payment of the invoice by Seller’s Customer is not contingent upon fulfillment of any other obligation at any time; and
vii. There are no setoffs, deductions, disputes, contingencies or counterclaims against Seller of any kind whatsoever which could affect payment of the invoice.
viii. To the best of Seller’s knowledge, Seller’s customer will be able to pay the invoice no later than 90 days after its due date and Seller has no reason to believe that Seller’s customer will dispute the invoice or fail to pay the invoice for any reason whatsoever.
e. To the best of Seller’s knowledge, all financial information concerning Seller or Customer delivered by Seller to Buyer in connection with this Agreement or the purchase and sale of the Accounts are true, accurate and complete in all material respects.
f. Seller will not modify the terms of the Accounts with Seller’s Customer unless Buyer gives its prior written consent.
g. To the best of Seller’s knowledge, Seller has all requisite licenses, patents and trademarks to allow it to lawfully complete the transaction made the subject of each Invoice.

11.	Covenants of Seller: Seller hereby covenants and agrees with Buyer as follows:

a. Should Seller receive payment of all or any portion of an Approved Invoice, Seller shall promptly notify Buyer and shall hold all checks and other payments in trust for Buyer and deliver to Buyer such checks and other payments within two  business days of receipt.
b. Seller shall deliver to Buyer upon request such resolutions or certificates as Buyer may reasonably request from time to time to evidence Seller’s power and authority to act under this Agreement.
c. Seller shall not change its corporate structure, existence or name without the prior written consent of Buyer, which consent shall not be unreasonably withheld.
d. Seller shall promptly notify Buyer of any change of address of Seller.
e. Seller shall not sell, transfer, pledge, encumber or grant a security interest in any of the Accounts than to Buyer.
f. Seller shall promptly notify Buyer of any complaint from or disagreement or dispute with Seller’s Customer within three business days after Seller learns of such complaint, disagreement or dispute.

12.
Remedies.  In the event of a breach by Seller of any of its representations, warranties and covenants set forth in this Agreement, or in the event Seller otherwise defaults on its obligations hereunder, Buyer may exercise any one or more of the following remedies, to the maximum extent allowed by law:

a. Require Seller to re-purchase the Account pursuant to Section 7 of this Agreement;
b. Enforce Buyer’s rights and remedies under the Security Agreement.
c. If same can be accomplished peaceably, enter Seller’s business premises and take possession of all books and records relating to the Accounts.
d. Exercise any other rights or remedies available pursuant to this Agreement,  at law or in equity.

13.
Termination.  This Agreement shall continue in full force and effect until terminated by either party upon 30 days written notice to the other.  No termination shall relieve either party of any rights or obligations accrued as of the date of termination.

14.	Attorney- in- Fact. Seller hereby irrevocably appoints Buyer, or any person designated by Buyer, its true and lawful special attorney-in-fact and agent, with power to do the following:

a. Receive, open and dispose of all mail addressed to Seller.
b. Endorse the name of Seller on any notes, acceptances, checks, drafts, money orders or other remittances for payment of the Accounts.
c. Endorse the name of Seller on any invoice, freight, or express bill or bill of lading, storage receipt, warehouse receipt or other instrument or document in respect to any Account.
d. Sign the name of Seller to drafts against Seller, assignments or verifications of Accounts and notices to Customer.
e. Send notices and file liens against third parties to the same extent that Seller could do so.
f. Do all other acts and things necessary to carry out the intent of this Agreement.

15. Miscellaneous:

a. Account Purchase Agreement: This is an account purchase agreement pursuant to the Texas Finance Code.
b. No Assumption.  Buyer does not, by this Agreement or otherwise, assume any obligation of Seller under any Approved Invoice or other invoice.
c. Financing Statement: Seller authorizes Buyer to file a financing statement to record this transaction.
d. Governing Law.  The substantive law, without regard to choice of law rules, of the State of Texas shall govern the interpretation and enforcement of this Agreement and the documents executed pursuant to it.
e. Counterparts.  This Agreement may be executed in two or more counterparts each of which shall be deemed an original but all of which together shall constitute but one Agreement.
f. Electronic Means: The Parties agree to conduct this transaction by electronic means pursuant to the provisions of Uniform Electronic Transactions Act.
g. Entire Agreement.  This Agreement, any Exhibits attached hereto and any documents executed pursuant to this Agreement, constitute the entire agreement among the parties pertaining to the subject matter hereof and are the final, complete and exclusive expression of the terms and conditions thereof.  All prior or contemporaneous agreements, representations, negotiations and understandings of the parties hereto, oral or written, express or implied, are hereby superseded and merged herein.
h. Modification.  No amendment or addition to, or modification of any provision contained in this Agreement shall be effective unless fully set forth in writing signed by all of the parties.
i. Additional Documents.  Each of the parties hereto agrees on behalf of itself and its permitted successors and assigns, that it will, without further consideration, execute, acknowledge and deliver such other documents and instruments and take such other actions as may be necessary or convenient to carry out the purposes of this Agreement.
j. Successors and Assigns.  Buyer may assign it rights and obligations under this Agreement without the consent of Seller.  No assignment by Seller of its rights or obligations under this Agreement shall be effective without the express written consent of Buyer.
k. Due Authority. Each Signatory for each respective party hereunder hereby represents and warrants that he, acting with any other signatory for such party, has all the authority necessary to execute this Agreement on behalf of such party.
l. No Partnership or Joint Venture.  Nothing contained herein shall be deemed to cause Buyer to be considered partners or joint venturers with any of Seller or any owner, officer, employee or agent of Seller.
m. Waivers. All waivers hereunder shall be in writing.  No waiver by either party hereto of any breach or anticipated breach of any provision of this Agreement by any other party shall be deemed a waiver of any other contemporaneous, preceding or succeeding breach or anticipated breach, whether or not similar, on the part of the same or any other party.

n. Severability.  If any provision of this Agreement shall be unenforceable or inoperable as a matter of law, the remaining provisions of this Agreement shall remain in full force and effect.
o. Time of Essence.  Time is of the essence of this Agreement with respect to each and every provision of this Agreement in which time is a factor.  There shall be no grace period in connection with this Agreement.
p. Representation by Counsel.  Each of the parties hereto has had adequate opportunity to obtain representation by legal counsel in connection with the transactions contemplated by this Agreement and to the extent so desired each party has consulted with such counsel.
q. Survival of Agreements and Representations.  The respective indemnities, agreements, representations, warranties and other statements of Seller as set forth in this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of Buyer.

CROWN FINANCIAL, LLC  ("BUYER")

By: ______________________________
Name:  Chad Tribe
Title:    Manager

STW RESOURCES HOLDING CORP (“SELLER”)
an organization organized under the laws of NEVADA

By:_______________________________
Name:  Lee Maddox
Title:    __________
Date:    ____________________________